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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         SALIENT 3 COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)

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
                 Delaware                                     23-2280922
 (State of incorporation or organization)        (I.R.S. Employer Identification no.)


              P.O. Box 1498
          Reading, Pennsylvania                                  19063
 (Address of Principal Executive Offices)                     (Zip Code)


If this form relates to the registration of a     If this form relates to the registration of a class
class of securities pursuant to Section 12(b)     of securities pursuant to Section 12(g) of the
of the Exchange Act and is effective pursuant     Exchange Act and is effective pursuant to
to General Instruction A.(c), check the           General Instruction A.(d), check the following
following box. [ ]                                box. [X]
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Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class         Name of Each Exchange on Which
         to be so Registered         Each Class is to be Registered
         -------------------         -------------------------------
                None                              N/A


Securities to be registered pursuant to Section 12(g) of the Act:

              Series A Junior Participating Preferred Stock Rights

              Series B Junior Participation Preferred Stock Rights
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ITEM 1. DESCRIPTION OF SECURITIES TO BE REGISTERED.

         On January 26, 1999, the Board of Directors, including a majority of the Independent Directors of the Company, approved Amendment No. 1, dated as of January 26, 1999, to the Rights Agreement, dated as of November 8, 1996, by and between Salient 3 Communications, Inc. (formerly Gilbert Associates, Inc.) and Harris Trust and Savings Bank (the "Amendment"). The Rights were previously registered on Form 8-A on November 12, 1996.

         A complete copy of the Amendment is attached hereto as Exhibit 3 and is incorporated herein by reference. A copy of the Rights Agreement is incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission via EDGAR on November 12, 1996.

ITEM 2. EXHIBITS.

          1. Rights Agreement, dated as of November 8, 1996, between Gilbert Associates, Inc. and Harris Trust and Savings Bank, including Form of Series A Rights Certificate (Exhibit A), Form of Series B Rights Certificate, Form of Summary of Rights (Exhibit C), Form of Certificate of Designation - Series A Junior Participating Preferred Stock (Exhibit D), and Form of Certificate of Designation - Series B Junior Participating Preferred Stock (Exhibit E) [Incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 12, 1996]

          2. Form of legend on certificates representing shares of Common Stock regarding Preferred Stock Purchase Rights [Incorporated herein by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 12, 1996]

          3. Amendment No. 1, dated as of January 26, 1999, to Rights Agreement, dated as of November 8, 1996, by and between Salient 3 Communications, Inc. (formerly Gilbert Associates, Inc.) and Harris Trust and Savings Bank.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                             SALIENT 3 COMMUNICATIONS, INC.


                                             By:      /s/ Thomas F. Hafer
                                                    ---------------------------
                                             Name:   Thomas F. Hafer
                                             Title:  Sr. V.P., Secretary &
                                                     General Counsel


Date:    February 2, 1999




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                                  EXHIBIT INDEX
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Exhibit No.       Description
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
         1.       Rights Agreement, dated as of November 8, 1996, between Gilbert Associates,
                  Inc. and Harris Trust and Savings Bank, including Form of Series A Rights
                  Certificate (Exhibit A), Form of Series B Rights Certificate, Form of Summary of
                  Rights (Exhibit C), Form of Certificate of Designation - Series A Junior
                  Participating Preferred Stock (Exhibit D), and Form of Certificate of Designation
                  - Series B Junior Participating Preferred Stock (Exhibit E) [Incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 12, 1996]

         2. Form of legend on certificates representing shares of Common Stock regarding Preferred Stock Purchase Rights [Incorporated herein by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 12, 1996]

         3.       Amendment No. 1, dated as of January 26, 1999, to Rights Agreement, dated as of November 8, 1996, by and between Salient 3 Communications, Inc. (formerly
                  Gilbert Associates, Inc.) and Harris Trust and Savings Bank.
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